Exhibit 10.9

TERMINATION OF HFG CONSULTING AGREEMENT AND RELEASE

This Termination of HFG Consulting Agreement and Release is made and entered into this first day of December, 2015 by and between SMSA Ballinger Acquisition Corp. (“Ballinger”) and HFG Consulting, LLC (“HFG”).

Recitals

On April 15, 2014,  Ballinger and HFG entered in a Consulting  Agreement (“Consulting Agreement”).

The parties now desire to terminate the Consulting Agreement  with no further obligations or liabilities to either party under such Agreement.

Therefore the parties agree as follows:

1.	Ballinger and HFG each agree to terminate the Consulting Agreement with no further rights, liabilities or obligations of each party to the other party under such Agreement.

2.
In consideration of the mutual promises and covenants herein, the receipt of which is hereby acknowledged by both parties, each party hereby releases, acquits and forever discharges the other party of and from all manner of action(s), cause(s) of action, suits, debts, sums of money, accounts, contracts, agreements, damages, judgments, claims and demands whatsoever, in law or in equity, which either party ever had, now has, or may have against the other party, by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this Agreement.

This Agreement is effective as of the date and year of this Agreement as indicated in the preamble paragraph above.

The parties have caused this Agreement to be executed by their respective duly authorized officers as of the date and year indicated above.

HFG Consulting, LLC

By  /s/ Timothy P. Halter
   Timothy P. Halter
Title:  Chairman

SMSA Ballinger Acquisition Corp.

By /s/Orsolya Peresztegi
Orsolya Peresztegi
Title:  President